UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 19, 2007

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)
Commission File Number: 001-32681
Registrant’s telephone number, including area code: (337) 232-7028
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Underwriting Agreement
Certificate of Disignations
Opinion of Porter & Hedges, L.L.P.
Amendment No.4 to Second Amended Credit Agreement
Statement of Computation of Ratio of Earnings to Fixed Charges
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
Underwriting Agreement
     On September 19, 2007, PetroQuest Energy, Inc. (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc., on behalf of the several underwriters, for the public offering of 1,300,000 shares of the Company’s 6.875% Series B cumulative convertible perpetual preferred stock, par value $.001 per share (the “Series B Preferred Stock”), with an additional 195,000 shares of Series B Preferred Stock issuable pursuant to an over-allotment option granted to the underwriters.
     The shares of Series B Preferred Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-131955), and the offering was made pursuant to a prospectus dated April 12, 2007, as supplemented by a prospectus supplement dated September 19, 2007, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. The closing of the offering is scheduled for September 25, 2007.
     The foregoing description of the Underwriting Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 1.1 to this report, and is incorporated herein by reference.
Amendment No. 4 to Second Amended and Restated Credit Agreement
     On September 19, 2007, PetroQuest Energy, L.L.C. (“PELLC”), a wholly-owned subsidiary of the Company, the Company, Pittrans, Inc. and TDC Energy LLC entered into Amendment No. 4 to Second Amended and Restated Credit Agreement (the “Fourth Amendment”), which amends the Second Amended and Restated Credit Agreement dated November 18, 2005, among the Company, PELLC, JPMorgan Chase Bank, N.A., Macquarie Bank Limited and Calyon New York Branch (as the same may have been and may hereafter be amended from time to time, the “Credit Agreement”).
     Pursuant to the Fourth Amendment, the covenant in the Credit Agreement limiting the declaration or payment of dividends or the making of distributions on the Company’s capital stock (other than dividends payable in its own capital stock) was amended to permit the declaration and payment of cash dividends on the Series B Preferred Stock, so long as no Unmatured Default or Default (as such terms are defined in the Credit Agreement) exists under the Credit Agreement.
     The foregoing description of the Fourth Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this report, and is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     Effective September 24, 2007, the Company filed a Certificate of Designations with the Secretary of State of the State of Delaware for 1,495,000 shares of Series B Preferred Stock. The following is a summary of certain terms of the Series B Preferred Stock:
     Dividends. The Series B Preferred Stock will accumulate dividends at an annual rate of 6.875% for each share of Series B Preferred Stock. Dividends will be cumulative from the date of first issuance and, to the extent payment of dividends is not prohibited by the Company’s debt agreements, assets are legally available to pay dividends and the Company’s board of directors or an authorized committee of the board declares a dividend payable, the Company will pay dividends in cash, every quarter.

     Subject to certain limited exceptions, no dividends or other distributions (other than a dividend payable solely in shares of a like or junior ranking) may be paid or set apart for payment upon any shares ranking equally with the Series B Preferred Stock (“parity shares”) or shares ranking junior to the Series B Preferred Stock (“junior shares”), nor may any parity shares or junior shares be redeemed or acquired for any consideration by the Company (except by conversion into or exchange for shares of a like or junior ranking) unless all accumulated and unpaid dividends have been paid or funds therefore have been set apart on the Series B Preferred Stock and any parity shares.
     Liquidation preference. In the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Series B Preferred Stock will be entitled to receive and to be paid out of the Company’s assets available for distribution to the Company’s stockholders, before any payment or distribution is made to holders of junior stock (including common stock), but after any distribution on any of the Company’s indebtedness or senior stock, a liquidation preference in the amount of $50 per share of the Series B Preferred Stock, plus accumulated and unpaid dividends on the shares to the date fixed for liquidation, winding-up or dissolution.
     Ranking. The Series B Preferred Stock will rank:
•	senior to all of the shares of the Company’s common stock and to all of the Company’s other capital stock issued in the future unless the terms of such capital stock expressly provide that it ranks senior to, or on a parity with, shares of the Series B Preferred Stock;

•	on a parity with all of the Company’s other capital stock issued in the future the terms of which expressly provide that it will rank on a parity with the shares of the Series B Preferred Stock; and

•	junior to all of the Company’s existing and future debt obligations and to all shares of the Company’s capital stock issued in the future the terms of which expressly provide that such shares will rank senior to the shares of the Series B Preferred Stock.
     Mandatory conversion. On or after October 20, 2010, the Company may, at its option, cause shares of the Series B Preferred Stock to be automatically converted at the applicable conversion rate, but only if the closing sale price of the Company’s common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day immediately preceding the date the Company gives the conversion notice equals or exceeds 130% of the conversion price in effect on each such trading day.
     Limited optional redemption. If fewer than 15% of the shares of Series B Preferred Stock are outstanding, the Company may, at any time on or after October 20, 2010, at its option, redeem for cash all such Series B Preferred Stock at a redemption price equal to the liquidation preference of $50 plus any accrued and unpaid dividends, if any, on a share of Series B Preferred Stock to, but excluding, the redemption date, for each share of Series B Preferred Stock.
     Conversion rights. Each share of Series B Preferred Stock may be converted at any time, at the option of the holder, into 3.4433 shares of the Company’s common stock (which is based on an initial conversion price of approximately $14.52 per share of common stock, subject to adjustment) plus cash in lieu of fractional shares, subject to the Company’s right to settle all or a portion of any such conversion in cash or shares of the Company’s common stock. If the Company elects to settle all or any portion of its conversion obligation in cash, the conversion value and the number of shares of the Company’s common stock it will deliver upon conversion (if any) will be based upon a 20 trading day averaging period.
     Upon any conversion, the holder will not receive any cash payment representing accumulated and unpaid dividends on the Series B Preferred Stock, whether or not in arrears, except in limited circumstances. The conversion rate is equal to $50 divided by the conversion price at the time. The conversion price is subject to adjustment upon the occurrence of certain events. The conversion price on the conversion date and the number of shares of the Company’s common stock, as applicable, to be delivered upon conversion may be adjusted if certain events occur.
     Purchase or exchange upon fundamental change. If the Company becomes subject to a fundamental change (as defined herein), each holder of shares of Series B Preferred Stock will have the right to require the Company to purchase any or all of its shares at a purchase price equal to 100% of the liquidation preference, plus accumulated and unpaid dividends, to the date of the purchase. The Company will have the option to pay the purchase price in cash, shares of common stock or a combination of cash and shares. The Company’s ability to purchase all or a portion of Series B Preferred Stock for cash is subject to the Company’s obligation to repay or repurchase any outstanding debt required to be repaid or repurchased in connection with a fundamental change and to any contractual restrictions then contained in the Company’s existing borrowing agreements.
     Conversion in connection with a fundamental change. If a holder elects to convert its shares of Series B Preferred Stock in connection with certain fundamental changes, the Company will in certain circumstances increase the conversion rate for the Series B Preferred Stock. Upon a conversion in connection with a fundamental change, the holder will be entitled to receive a cash payment for all accumulated and unpaid dividends.
     A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:
1.	any “person” becomes the “beneficial owner” directly or indirectly, of more than 50% of the voting power of the Company’s common equity;

2.	individuals who on September 25, 2007, constituted the board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on September 25, 2007, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office;

3.	the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, or the sale of all or substantially all the assets of the Company to another person other than a transaction following which holders of securities that represented 100% of the voting power of the Company’s common equity immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting equity of the surviving person in such merger or consolidation transaction or transferee in such sale of assets transaction immediately after such transaction;

4.	the adoption of a plan relating to the liquidation or dissolution of the Company; or

5.	the Company’s common stock is neither listed on a national securities exchange nor listed nor approved for quotation on an over-the-counter market in the United States.
However, a fundamental change will not be deemed to have occurred in the case of a share exchange, merger or consolidation or in an exchange offer having the result described in subsection 1 above, if 90% or more of the consideration in the aggregate paid for common stock (and cash payments pursuant to dissenters’ appraisal rights) in the share exchange, merger or consolidation or exchange offer consists of common stock of a United States company traded on a national securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such transaction).
     Voting rights. If the Company fails to pay dividends for six quarterly dividend periods (whether or not consecutive) or if the Company fails to pay the purchase price on the purchase date for the Series B Preferred Stock following a fundamental change, holders of the Series B Preferred Stock will have voting rights to elect two directors to the Company’s board.
     In addition, subject to certain exceptions, the Company may generally not, without the approval of the holders of at least 66⅔% of the shares of the Series B Preferred Stock then outstanding:
•	amend the Company’s certificate of incorporation and bylaws, by merger or otherwise, if the amendment would alter or change the powers, preferences, privileges or rights of the holders of shares of the Series B Preferred Stock so as to adversely affect them;
•	issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any senior stock; or

•	reclassify any of the Company’s authorized stock into any senior stock of any class, or any obligation or security convertible into or evidencing a right to purchase any senior stock.
In addition, if the Company’s creates an additional series of preferred stock that is part of the same class as the Series B Preferred Stock and all series of the class are not equally affected by a proposed change, the approval of the holders of at least 662/ 3% of the series that would have diminished status will be required to amend the Company’s certificate of incorporation and bylaws, by merger or otherwise.
     The foregoing description of the Certificate of Designations is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 3.1 to this report, and is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information provided under Item 3.03 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:
     1.1 Underwriting Agreement, dated September 19, 2007, between PetroQuest Energy, Inc., and J.P. Morgan Securities Inc., on behalf of the several underwriters.
     3.1 Certificate of Designations establishing the 6.875% Series B cumulative convertible perpetual preferred stock, dated September 24, 2007.
     10.1 Amendment No. 4 to Second Amended and Restated Credit Agreement, dated as of September 19, 2007, among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., Pittrans, Inc., TDC Energy LLC, JPMorgan Chase Bank, N.A. as lender, agent and issuer of letters of credit, Macquarie Bank Limited as lender, and Calyon New York Branch as lender and syndication agent.
5.1	Opinion of Porter & Hedges, L.L.P.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1 hereto)

99.1	Press Release dated September 19, 2007.
[Signature page follows]

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: September 24, 2007	By:	/s/ Michael O. Aldridge
Michael O. Aldridge
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index
          1.1 Underwriting Agreement, dated September 19, 2007, between PetroQuest Energy, Inc., and J.P. Morgan Securities Inc., on behalf of the several underwriters.
          3.1 Certificate of Designations establishing the 6.875% Series B cumulative convertible perpetual preferred stock, dated September 24, 2007.
          10.1 Amendment No. 4 to Second Amended and Restated Credit Agreement, dated as of September 19, 2007, among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., Pittrans, Inc., TDC Energy LLC, JPMorgan Chase Bank, N.A. as lender, agent and issuer of letters of credit, Macquarie Bank Limited as lender, and Calyon New York Branch as lender and syndication agent.
          5.1 Opinion of Porter & Hedges, L.L.P.
          12.1 Statement of Computation of Ratio of Earnings to Fixed Charges.
          23.1 Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1 hereto)
          99.1 Press Release dated September 19, 2007.